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                                                                     Exhibit 3.4

                                     BY-LAWS

                                       OF

                             AMERICAN TRANS AIR INC.

                                    Article I

Section 1.

All certificates of stock of this corporation shall be signed by the President, or a Vice-President and by the Secretary or an Assistant Secretary. The Board of Directors may from time to time prescribe the form of the stock certificate to be issued by this corporation, subject to law and subject to the provisions of these By-Laws and the Articles of Incorporation and the amendments thereto and may also from time to time appoint registrars and transfer agents for the stock of the corporation with such duties in connection with the registration and transfer of said stock as the Board may from time to time provide. When such certificates are signed by a transfer agent or a registrar, the signatures of any such President, Vice-President, Secretary, or Assistant Secretary may be facsimilies. The office of registrar or transfer agent may be held by the same party.

Section 2.

Transfers of stock shall be made only on the books of the corporation, upon the surrender of the old certificate properly endorsed, whereupon a new certificate shall be issued to the transferee. The transfer books shall not be closed on the occasion of any shareholder's meeting, but whenever such a meeting is to be held, the Secretary shall cause to be prepared a list of the shareholders of record of the corporation at the close of business on the fifteenth day prior to the date appointed for said meeting, and only such shareholders of record on the fifteenth day before any regular or special meeting of the shareholders shall be entitled to receive notice of or vote at said meeting.

Section 3.

Each shareholder entitled to vote shall be entitled to attend all shareholders' meetings, either in person or by proxy, and to cast one vote for each share of stock held and owned by him upon any proposition coming before such meeting; Provided, however that the holders of any certificates of the stock of this corporation transferred on its books within the period of fourteen (14) days prior to the date appointed for any regular or special meeting of the shareholders shall not be permitted to vote at said meeting any stock which has been transferred within the period of fourteen (14) days immediately preceding the date thereof.

Section 4.

All proxies shall be in writing, dated and signed by the shareholder, and shall entitle the person holding the same to represent the shareholder executing the same to the extent and for the purposes stated in such proxy. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer time is expressly provided therein.




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                                   Article II

                             Shareholders' Meetings

Section 1.

The annual meeting of the shareholders shall be held at the general offices of the corporation in the City of Indianapolis, Indiana, or elsewhere, as the Board of Directors may determine, at 2:00 o'clock P.M. on the second Tuesday in May of each year, unless that day is a holiday, in which event it shall be the first business day following.

Section 2.

Special meetings of the shareholders shall be held at the general offices of the corporation in the City of Indianapolis, Indiana, or elsewhere, as the Board of Directors may determine, upon ten days' notice, on the call of the President, or a majority of its Directors, or of the holders of one-fourth in amount of the outstanding issued capital stock entitled to vote. The call therefor shall be filed with the secretary.

Section 3.

Notice of all regular and special meetings of the shareholders shall be given by the Secretary to each shareholder of record by depositing written notice of such meeting, and of the time and place thereof, in the United States mails, at least ten days before such meeting is to be held, enclosed in an envelope properly sealed and stamped, and addressed to such shareholder at his last known post office address, or at his post office address as shown upon the stock books of the company; provided, however, that no notice of any such meeting need be given to any shareholder, who in person, or by proxy, at or before the time such meeting is held, waived such notice in writing; and, provided further, that should the Secretary fail or refuse to give notice of any special meeting of the shareholders, the call for which shall have been filed with him, as hereinbefore provided, the parties calling such meeting shall issue such notice.

Section 4.

Any business may be transacted at any meeting of the shareholders which may come before such meeting, whether specified in the call therefor or notice thereof, or not, and it shall not be necessary to specify the purpose for which any meeting of the shareholders is to be held, either in the call therefor or notice thereof, except that any amendments of the Articles of Incorporation, merger, consolidation, sale or other disposal of all or substantially all of the assets in connection with winding up or changing the nature of the business of the corporation, or dissolution, may be acted upon, at any regular or special meeting, only if the notice of such meeting expressly sets forth substantially such matter to be considered at such annual or special meeting.

Section 5.

The holders of a majority in number of the outstanding issued shares of stock entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting of the shareholders. The concurring vote of a majority in number of the shares of stock of the company present in person




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or by proxy and entitled to vote shall be necessary to the passage of any notice, motion, order or resolution, or the transaction of any business coming before such meeting, unless larger percentage is required by law, and provided, however, that a less number attending any meeting at which a quorum is not present may adjourn such meeting from time to time, until a quorum is present.

Section 6.

Regular or special meetings of the shareholders may be adjourned from time to time, and at such adjourned meetings business may be transacted and action taken to the same extent as though such meeting was regularly held on due call and after due notice given.

Section 7.

The business coming before any meeting of the shareholders shall be disposed of in such order as may be fixed, from time to time, by the standing order of the shareholders, or in such order as may be determined by such meeting. In the absence of any order to the contrary the order of business at each annual shareholders' meeting shall be: (1) Call to order by the president; (2) Roll-call and declaration of quorum; (3) Minutes of last shareholders' meeting;
(4) Unfinished business; (5) Treasurer's report; (6) President's report; (7) Election of board of directors; (8) New business; (9) Adjournment.

Section 8.

Notwithstanding any of the other provisions of this Article II, any action which may be taken at a meeting of the shareholders may be taken without a meeting, if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the shareholders.

                                   Article III

                        Directors and Directors' Meetings

Section 1.

As the Articles of Incorporation of this Corporation authorize one director, the business, property and prudential affairs of the company shall be managed by a Board of Directors of one director, and by such subordinate officers, agents and employees as may, from time to time, be designated by such Board, who shall possess such authorities and powers as may, from time to time, be conferred upon them by the Board. The Board by a majority vote of all the directors, may also appoint an executive committee and such other committees from amongst its members, consisting of such number as the Board may, from time to time, determine, which committees shall, when the Board is not in session, possess such authorities and powers for the transaction of the corporation's business as the Board may, from time to time, confer upon it, but the acts of any such committee shall not relieve the Board of Directors of any responsibility placed upon said Board by law. Directors may or may not be shareholders.

Section 2.

The Directors selected at the annual meeting of the shareholders shall assume their offices immediately upon the adjournment of the annual shareholders'




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meeting. The Directors shall be elected for a term of one (1) year; however, they shall hold office until their respective successors are chosen and qualified.

Section 3.

The Board of Directors shall meet each year immediately after the annual meeting of the shareholders at the place where such meeting of the shareholders has been held, for the purposes of organization, election of officers and consideration of any other business that may properly be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be held at any subsequent meeting of the Board specifically called in the manner provided in
Section 4.

Section 4.

Special meetings of the Board of Directors may be called at any time by the President and shall be called on the written request of any member of the Board of Directors. Notice of such a special meeting shall be sent by the Secretary to each Director at his residence or usual place of business by first-class letter at such time that such notice would reach such place during the second day immediately preceding the day for such meeting; or may be delivered by the Secretary to a Director personally at any time during such second preceding day. At any meeting at which all Directors are present, notice of the time, place and purpose thereof shall be deemed waived; and notice may be waived by absent Directors. Such meetings may be held at any place within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice thereof.

Section 5.

A majority of the actual number of Directors elected and qualified, from time to time, shall be necessary to constitute a quorum.

Section 6.

Any vacancy occurring in the Board of Directors, caused by removal, resignation, death or other incapacity, or increase in the number of Directors, may be filled by a majority vote of the remaining members of the Board of Directors, until the next annual or special meeting of the shareholders. If the vote of the remaining members of the Board shall result in a tie, and such tie vote is not broken by a successive vote within twenty-four hours, such vacancy shall be filled by vote of the shareholders at a special meeting called for the purpose.

Any Director may be removed, either with or without cause, at any special meeting of the shareholders by affirmative vote of a majority in number of shares of the shareholders of record present in person or by proxy and entitled to vote for the election of Directors, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall so provide, the vacancy caused by such removal may be filled at such meeting by vote for the election of Directors.

Section 7.

A Director who is present at a meeting when corporate action is taken is deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting (and the Director's dissent is indicated in the




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minutes of the meeting), or (b) he shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. The right of dissent provided for by either clause (a) or clause (b) of the immediately preceding sentence shall not be available, in respect of any matter acted upon at any meeting, to a director who has voted at the meeting in favor of such matter and has not changed his vote prior to the time that the result of the vote on such matter is announced by the chairman of such meeting.

Section 8.

Any meeting of the Board of Directors may be adjourned to a future time without notice, and at such meeting any business may be transacted by the Board to the same extent as though said meeting had been duly called and due notice thereof given.

Section 9.

The business coming before the Board of Directors shall be transacted in such order as the Board may, from time to time determine.

Section 10.

Directors and officers need not be shareholders of the corporation.

Section 11.

Any action, required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of committee.

                                   Article IV

                                    Officers

Section 1.

The officers of this corporation shall be a President, a Secretary and a Treasurer, and such Vice-Presidents, Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time determine. Any two of said offices may be held by the same person, except those of President and Secretary. The Board of Directors may also appoint a general manager of the company's affairs, with such powers and authorities as the Board may, from time to time, confer upon him. Officers need not be directors, or shareholders, except that the President shall be a member of the Board of Directors.

Section 2.

The officers provided for in Section 1 of this Article shall be elected at the Directors' meeting immediately following the adjournment of the annual Shareholders' meeting. They shall assume their respective offices immediately upon their election and shall hold office at the pleasure of the Board of Directors and until their respective successors are elected and qualified.




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Section 3.

The President shall be head of the active management of the corporation and shall perform such duties as are required of him by law and such duties as are from time to time assigned to him by the Board of Directors.

Section 4.

The Secretary shall be the custodian of the seal and records of the corporation; shall keep and record the minutes of all directors' and shareholders' meetings, and discharge such other duties as may be assigned to him by the Board of Directors.

Section 5.

The Treasurer shall be the custodian of the moneys and securities of the Corporation, shall disburse such moneys under the order of the Board of Directors, and perform such other duties as may be assigned to him by said Board, from time to time.

Section 6.

The Vice-Presidents and the Assistant Secretaries and Assistant Treasurers shall respectively discharge the duties of the President, Secretary, and the Treasurer in the event of the absence or inability to act of such President, Secretary, or Treasurer; and such Vice-Presidents, Assistant Secretaries, and Assistant Treasurers shall discharge such other duties as may from time to time be assigned to them by the Board of Directors. The board of directors may appoint as many of such officers as it may at any time determine.

                                    Article V

                             Removals and Vacancies

Section 1.

Any officer, other than a director, may be removed, with or without cause, from office at any time by the Board of Directors, upon a majority of all members of such Board voting in favor thereof.

                                   Article VI

                              Amendments to By-Laws

Section 1.

These by-laws may be repealed, altered, or amended, or new by-laws adopted, by a majority of the Board of Directors.